                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                                KITTY HAWK, INC.

                                       and

                               CERTAIN PURCHASERS
                                IDENTIFIED HEREIN

                          Dated as of November 9, 2005

                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS...................................................     1
   1.1  Defined Terms....................................................     1

ARTICLE II. PURCHASE AND SALE OF SECURITIES..............................     7
   2.1  Purchase and Sale of Securities..................................     7
   2.2  Consideration for Securities.....................................     7

ARTICLE III. CLOSING.....................................................     7
   3.1  Closing..........................................................     7
   3.2  Deliveries by the Company at Closing.............................     7
   3.3  Deliveries by the Purchasers at Closing..........................     8
   3.4  Certificates; Opinions...........................................     8
   3.5  Form of Documents and Instruments................................     8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................     8
   4.1  Organization of the Company......................................     8
   4.2  Capitalization of the Company....................................     8
   4.3  Authorization of Issuance........................................     9
   4.4  Due Authorization................................................    10
   4.5  No Conflict......................................................    10
   4.6  Consents and Approvals...........................................    10
   4.7  Subsidiaries.....................................................    11
   4.8  SEC Filings; Interim Financial Statements........................    11
   4.9  Absence of Undisclosed Liabilities...............................    12
   4.10 Absence of Certain Changes.......................................    12
   4.11 Compliance With Laws.............................................    12
   4.12 Litigation.......................................................    13
   4.13 Employee Benefit Plans and Other Agreements......................    13
   4.14 Taxes............................................................    16
   4.15 Environmental Matters............................................    17
   4.16 Insurance........................................................    18
   4.17 Title to Assets..................................................    18
   4.18 Condition of Tangible Assets.....................................    19
   4.19 Labor Matters....................................................    19
   4.20 Intellectual Property............................................    19
   4.21 No Brokers.......................................................    20
   4.22 Contracts; No Defaults...........................................    20
   4.23 Customers........................................................    21
   4.24 Affiliated Transactions..........................................    22
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                                        i

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
   4.25 Real Property....................................................    22
   4.26 Reporting Status; Eligibility to Use Form S-3....................    22
   4.27 Representations Complete.........................................    22

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASERS..................    22
   5.1  Standing of Purchaser............................................    23
   5.2  Due Authorization................................................    23
   5.3  No Conflict......................................................    23
   5.4  Consents and Approvals...........................................    23
   5.5  Purchase for Investment..........................................    24
   5.6  Short Sales and Hedging Transactions; Regulation M...............    25
   5.7  No Legal, Tax or Investment Advice...............................    25
   5.8  No Brokers.......................................................    25

ARTICLE VI. COVENANTS....................................................    25
   6.1  Continuing Operations............................................    25
   6.2  Press Releases...................................................    26
   6.3  Notification of Certain Matters..................................    26
   6.4  Financial Statements, Reports, Etc...............................    27
   6.5  Use of Proceeds..................................................    27
   6.6  Continued Eligibility to Use Form S-3............................    27
   6.7  Listing..........................................................    28
   6.8  Transfer Restrictions............................................    28
   6.9  Short Sales and Hedging Transactions; Regulation M...............    28
   6.10 Legend...........................................................    29
   6.11 Confidentiality..................................................    29
   6.12 Issuance of Warrants.............................................    30

ARTICLE VII. CONDITIONS TO CLOSING.......................................    30
   7.1  Condition to Each Party's Obligations............................    30
   7.2  Conditions to the Company's Obligations..........................    31
   7.3  Conditions to the Purchasers' Obligations........................    31

ARTICLE VIII. INDEMNIFICATION............................................    33
   8.1  Survival of Representations, Etc.................................    33
   8.2  Indemnification by the Company...................................    33
   8.3  Indemnification by the Purchasers................................    34
   8.4  Limitation on Indemnities........................................    34
   8.5  Defense of Claims................................................    34
   8.6  Sole and Exclusive Remedy........................................    35

ARTICLE IX. MISCELLANEOUS................................................    35


                                       ii

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
   9.1  Termination......................................................    35
   9.2  In the Event of Termination......................................    36
   9.3  Expenses.........................................................    36
   9.4  Injunctive Relief................................................    36
   9.5  Assignment.......................................................    36
   9.6  Notices..........................................................    36
   9.7  Choice of Law....................................................    37
   9.8  Entire Agreement; Amendments and Waivers.........................    38
   9.9  Acknowledgment...................................................    38
   9.10 Counterparts.....................................................    38
   9.11 Invalidity.......................................................    38
   9.12 Headings.........................................................    38

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement"), dated as of November 9, 2005, is by and among Kitty Hawk, Inc., a Delaware corporation (the "Company"), and those individuals and entities identified on the signature page(s) to this Agreement (collectively, the "Purchasers").

                                     RECITAL

     WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 15,000 shares (the "Preferred Shares") of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock"), having the rights, designations and preferences set forth in the Preferred Stock Certificate of Designations (as defined herein), for the consideration as set forth in Section 2.2.

     WHEREAS, under certain circumstances and terms set forth in the Preferred Stock Certificate of Designations, the Preferred Stock shall be convertible, at the option of the holders, into shares of Common Stock (as defined herein).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1.1 Defined Terms.

     As used herein, the terms below shall have the following meanings:

     "Affiliate" shall mean any entity controlling, controlled by or under common control with the Company. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Commission under the Securities Act.

     "Agreement" shall mean this Securities Purchase Agreement, together with all schedules and exhibits referenced herein.

     "Amendment No. 1 to Rights Agreement" means the Amendment No. 1 to Rights Agreement by and among the Company and American Stock Transfer & Trust Company in the form attached hereto as Exhibit A.

     "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.

     "Awards" means outstanding options to purchase, or restricted stock units convertible into, Common Stock or common stock of any of its Subsidiaries.

     "Benefit Arrangement" shall mean with respect to the Company and any of its Subsidiaries, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), fringe benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases, annual or long-term cash incentive, base pay or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries, and (C) covers any employee or former employee, director or consultant of the Company and any of its Subsidiaries (with respect to their relationship with any such entity).

     "Board of Directors" means the Board of Directors of the Company.

     "Business" means the business of the Company as described more fully in the "Business" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     "Business Day" means a day other than a Saturday or Sunday or any federal or New York holiday.

     "Bylaws" means the Second Amended and Restated Bylaws of the Company as in effect on the date hereof.

     "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Company as amended or restated and as in effect on the date hereof.

     "Claim" has the meaning set forth in Section 8.5 of this Agreement.

     "Claim Notice" has the meaning set forth in Section 8.5 of this Agreement.

     "Closing" has the meaning set forth in Section 3.1 of this Agreement.

     "Closing Date" means November 14, 2005 or such other date agreed to by the parties.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock, $0.000001 par value per share, of the Company.

     "Company Indemnified Parties" has the meaning set forth in Section 8.3 of this Agreement.

     "Contract" has the meaning set forth in Section 4.22(a) of this Agreement.

     "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Preferred Shares.

     "Effectiveness Date" means the date that a registration statement on Form S-3 filed with the Commission becomes effective for registration of the Conversion Shares and the Warrant Shares.

     "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "Encumbrance" means any claim, lien, pledge, easement, security interest or encumbrance of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

     "Environmental Conditions" means the Release or threatened Release of any Hazardous Material (whether or not upon a Facility or any former facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company is reasonably expected to be, or to become, liable to any Person, or by reason of which any Facility, any former facility or any of the assets of the Company is reasonably expected to be subjected to any Encumbrances.

     "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees, or other requirement of any Governmental Entity regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as has been or is now in effect.

     "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, a member of an

"affiliated service group" with, or otherwise required to be aggregated with the Company, as set forth in Section 414(b), (c), (m) or (o) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Facilities" means the offices and buildings and all other real property which are owned, leased or operated by the Company or any Subsidiary.

     "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned by the Company or any Subsidiary.

     "GAAP" has the meaning set forth in Section 4.8 of this Agreement.

     "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission or board (domestic or foreign).

     "Hazardous Materials" means any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

     "Indemnified Parties" has the meaning set forth in Section 8.3 of this Agreement.

     "Interim Period" has the meaning set forth in Section 6.1 of this Agreement.

     "IRS" has the meaning set forth in Section 4.13(b)(i)(C) of this Agreement.

     "Knowledge of the Company" (or similar language to that effect) means to the actual knowledge, after due inquiry, of each of Robert W. Zoller, Jr., James
R. Kupferschmid and Steven E. Markhoff.

     "LTEIP" means the Kitty Hawk, Inc. 2003 Long Term Equity Incentive Plan, as amended to date.

     "Losses" has the meaning set forth in Section 8.2 of this Agreement.

     "Material Adverse Effect" or "Material Adverse Change" shall mean an event, occurrence or condition that has had, or would have, a material adverse change or effect on the business, condition (financial or otherwise), prospects, assets, liabilities, or results of operations of the Company or its Subsidiaries, taken as a whole, other than as a result of (i) changes generally adversely affecting the United States economy or freight transportations industry, or (ii) the announcement or pendency of the transactions contemplated by this Agreement.

     "Multiemployer Plan" means with respect to the Company and any of its Subsidiaries any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) to which the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries maintains, administers, contributes or is required to contribute and (B) which covers any employee or former employee of the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries (with respect to their relationship with such entities).

     "Owned Real Property" means all real property owned by the Company or any of its Subsidiaries.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means with respect to the Company and any of its Subsidiaries any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries maintains, administers, contributes to or is required to contribute to and (B) which covers any current employee or former employee, director or consultant of the Company and any of its Subsidiaries or any ERISA Affiliate of the Company and any of its Subsidiaries (with respect to their relationship with such entities).

     "Permits" shall mean all material licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings required by any federal, state, local or foreign laws or governmental or regulatory bodies.

     "Permitted Encumbrances" means (i) any mechanic's or materialmen's lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith, and (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or other entity or organization.

     "Preferred Shares" has the meaning specified in the Recitals hereto.

     "Preferred Stock" has the meaning specified in the Recitals hereto.

     "Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company, in the form attached hereto as Exhibit B.

     "Private Placement Legend" has the meaning set forth in Section 6.10(a) of this Agreement.

     "Proceeding" means any action, suit or proceeding by or before any Governmental Entity, whether civil, criminal, administrative, arbitrative or investigative or any appeal in such an action, suit or proceeding.

     "Proprietary Rights" has the meaning set forth in Section 4.20(a) of this Agreement.

     "Purchaser Indemnified Parties" has the meaning set forth in Section 8.2 of this Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Purchasers in the form attached hereto as Exhibit C.

     "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials.

     "SEC Filings" means all forms, reports, schedules, statements and other documents required to be filed by the Company under the Securities Act, Exchange Act and the rules and regulations promulgated thereunder, including the Form 10-Q for the quarter ended September 30, 2005.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Standstill Agreement" means the Standstill Agreement by and among the Company and the Purchasers in the form attached hereto as Exhibit D.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

     "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, including any interest, penalty or addition thereto, whether disputed or not, imposed by any Governmental Authority or arising under any Tax law or agreement.

     "Taxpayer" has the meaning set forth in Section 4.14 of this Agreement.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) relating to Taxes, including without limitation all information returns, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

     "Third Party Notice" has the meaning set forth in Section 8.5 of this Agreement.

     "Transaction" means, taken together, the transactions contemplated under this Agreement.

     "Warrants" has the meaning set forth in Section 6.12 of this Agreement.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     "Welfare Plan" means with respect to the Company and any of its Subsidiaries any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company and any of its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (B) which covers any employee or former employee of the Company and any of its Subsidiaries (with respect to their relationship with such entities).

                                  ARTICLE II.
                        PURCHASE AND SALE OF SECURITIES

     2.1  Purchase and Sale of Securities.

     Upon the terms and subject to the conditions contained herein, on the Closing Date, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, that number of the Preferred Shares set forth opposite such Purchaser's name on Schedule 2 hereto.

     2.2  Consideration for Securities.

     Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Preferred Shares, on the Closing Date, each Purchaser shall pay to the Company by wire transfer of same day funds, the cash purchase price set forth opposite such Purchaser's name on Schedule 2 hereto.

                                  ARTICLE III.
                                     CLOSING

     3.1  Closing.

     The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. Central Time on the Closing Date at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202-3789, unless the parties hereto otherwise agree.

     3.2  Deliveries by the Company at Closing.

     At Closing, the Company shall issue and deliver to the Purchasers:

          (a) certificates evidencing the Preferred Shares in the name of the Purchasers (or their permitted assignees) in the respective amounts set forth on
Schedule 2 hereto; and

          (b) all such other documents and instruments as the Purchasers or their counsel shall reasonably request to consummate or evidence the Transaction.

     3.3  Deliveries by the Purchasers at Closing.

     At Closing, the Purchasers shall deliver to the Company:

          (a) same day funds as provided in Section 2.2;

          (b) all such other documents and instruments as the Company or its counsel shall reasonably request to consummate or evidence the Transaction.

     3.4  Certificates; Opinions.

     At Closing, the Purchasers and the Company shall deliver the certificates, opinion of counsel, and other documents described in ARTICLE VII.

     3.5  Form of Documents and Instruments.

     All of the documents and instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as follows:

     4.1  Organization of the Company.

     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently being conducted. No actions or proceedings to dissolve the Company are pending or, to the Knowledge of the Company, threatened. The copies of the Certificate of Incorporation and Bylaws heretofore delivered by the Company to the Purchasers are accurate and complete as of the date of this Agreement. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so taken in the aggregate would not have a Material Adverse Effect.

     4.2  Capitalization of the Company.

          (a) The authorized capital stock of the Company as of the date hereof, consists solely of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 120,000 shares of preferred stock have been designated Series A Preferred Stock. As of November 9, 2005, (i) 50,310,061 shares of Common Stock were issued and outstanding,

(ii) 4,627,493 shares of Common Stock were reserved for issuance upon exercise of Awards (whether vested or unvested as of the date hereof), (iii) 1,271,971 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants, and (iv) no shares of Series A Preferred Stock are issued and outstanding. Since November 9, 2005, the Company has not issued any capital stock, except pursuant to the exercise of Awards, other than pursuant to this Agreement. All outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable and issued in compliance with the Securities Act, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, any preemptive or similar rights.

          (b) Except as set forth in Section 4.2(a), as contemplated by this Agreement or as set forth on Schedule 4.2 hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; or (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from the Company, and no obligation of the Company to issue or sell any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, except pursuant to Awards or the LTEIP. Except as set forth on Schedule 4.2, as set forth in this Agreement or pursuant to Awards, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i)-(iii) of the preceding sentence, except pursuant to Awards or the LTEIP. Except as provided in this Agreement, there are no restrictions upon the voting or transfer of any share of the capital stock or other voting securities of the Company pursuant to the Certificate of Incorporation, the Bylaws or other governing documents or any agreement or other instrument to which the Company is a party, other than restricted stock held by certain employees.

     4.3  Authorization of Issuance.

     At the Closing, Preferred Shares to be acquired by the Purchasers from the Company will be duly authorized and validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar rights, and the Conversion Shares and Warrant Shares will be duly authorized and reserved for issuance, and, upon issuance thereof upon conversion of the Preferred Shares in accordance with the terms of the Preferred Stock Certificate of Designations and the exercise of the Warrants in accordance with their terms, as applicable, will be validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers, the issuance of the Preferred Shares to the Purchasers at the Closing, the issuance of the Conversion Shares upon conversion of the Preferred Shares and the issuance of the Warrant Shares upon the exercise of the Warrants will be exempt from the registration requirements of the Securities Act and applicable state securities laws.

     4.4  Due Authorization.

     The Company has all required corporate power and authority to execute and deliver this Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement and the Amendment No. 1 to Rights Agreement, perform its obligations thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement and the Amendment No. 1 to Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement and the Amendment No. 1 to Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws.

     4.5  No Conflict.

     The execution and delivery by the Company of this Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement and the Amendment No. 1 to Rights Agreement, and the performance by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Conversion Shares and the Warrant Shares) do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or the charter, bylaws, or other governing instruments of any Subsidiary, (ii) except as set forth on Schedule 4.5, conflict with or result in a material violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default or event of default under, give rise (with or without the giving of notice or the passage of time or both) to any loss of benefit, or of any right of termination, cancellation, or acceleration under, or require any consent under any Contract that would have a Material Adverse Effect, (iii) result in the creation or imposition of any material Encumbrance upon the properties of the Company or any Subsidiary, or (iv) violate in any material respect any Applicable Law binding upon the Company or any Subsidiary or any rules, regulations or published policies of the securities exchange on which the Company is listed.

     4.6  Consents and Approvals.

     No consent, approval, order, authorization of, or declaration, filing, or registration with, any Governmental Entity, or any consent of any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement and the Amendment No. 1 to Rights Agreement, or the consummation of the Transaction, other than (i) as otherwise disclosed on Schedule 4.6, (ii) as would not have a

Material Adverse Effect or (iii) as is necessary for the Company to comply with the terms of the Registration Rights Agreement.

     4.7  Subsidiaries.

          (a) Set forth on Schedule 4.7 is a complete and accurate list of all Subsidiaries of the Company. Each Subsidiary of the Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to own or lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has previously made available to the Purchasers, or shall make available to the Purchasers prior to the Closing Date, in a form reasonably acceptable to the Purchasers, copies of the organizational documents, each as amended to date, of each Subsidiary of the Company. Such copies are true, correct and complete and in full force and effect. Each such Subsidiary is duly licensed or qualified and in good standing in each jurisdiction in which its ownership or leasing and operation of its properties and assets and the conduct of its business as it is now being conducted requires such Subsidiary to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Set forth on Schedule 4.7 is a list of the jurisdiction of incorporation, organization or formation of each such Subsidiary. Except as set forth on Schedule 4.7 and as listed above, none of the Company and the Subsidiaries of the Company own, or have the right to acquire, any shares of stock or any equity interest in any other corporation, partnership, joint venture or any other Person.

          (b) The outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal or first offer. Except as set forth on Schedule 4.7, (i) each Subsidiary of the Company is wholly-owned of record and beneficially by the Company or another wholly-owned Subsidiary and (ii) the ownership interests of the Company in each such Subsidiary are owned of record and beneficially by the Company (or another wholly-owned Subsidiary of the Company), free and clear of any Encumbrances other than Permitted Encumbrances.

     4.8  SEC Filings; Interim Financial Statements.

     Since September 30, 2002, the Company and its Subsidiaries have filed with the Commission all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Each SEC Filing was prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable federal securities law and the rules and regulations promulgated thereunder, as applicable to such SEC Filing. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, and at the time they were made, not misleading. The consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC

Filings (i) have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as described therein), (ii) comply in all material respects as to form with applicable requirements and rules and regulations of the SEC with respect thereto and (iii) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the period indicated (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

     4.9  Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 4.9, any liabilities incurred pursuant to this Agreement, or to the extent disclosed in the SEC Filings filed with the Commission prior to the date hereof, neither the Company nor any of its Subsidiaries has any material liabilities or obligations (whether absolute, contingent, liquidated or unliquidated, or due or to become due), except for obligations and liabilities that have arisen in the ordinary course of business consistent with past practice.

     4.10 Absence of Certain Changes.

     Except as set forth on Schedule 4.10 or to the extent disclosed in the SEC Filings, since December 31, 2004, there has not occurred (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's currently outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any director or executive officer of the Company or any of its Subsidiaries of any material increase in compensation or material acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required or permitted under the LTEIP, (y) granting by the Company or any of its Subsidiaries to any director, executive officer of the Company or any of its Subsidiaries of any material increase in, or material acceleration of benefits in respect of, severance or termination pay, or pay in connection with a change of control of the Company, except in the ordinary course of business consistent with prior past practice or as was required under any employment, severance or termination agreements in effect as of September 30, 2005 or (z) any entry by the Company or any of its Subsidiaries into any employment, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business, or (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by GAAP.

     4.11 Compliance With Laws.

     Except as disclosed pursuant to Sections 4.13, 4.14 or 4.15 or as set forth on Schedule 4.11, and matters that, in the aggregate, would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are, and at all times during the past three (3) years have been, in material compliance with all Applicable Laws; (ii) each of the Company and its Subsidiaries has obtained and holds all Permits necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets; (iii) neither the Company nor any of its Subsidiaries has received any written notice of any material violation of any Applicable Law, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so materially complied other than with respect to violations of Applicable Law; and (iv) neither the Company nor any of its Subsidiaries is charged or, to the Knowledge of the Company, threatened with, or, to the Knowledge of the Company, under investigation with respect to, any material violation of any Applicable Law relating to any material aspect of the business of the Company or any Subsidiary.

     4.12 Litigation.

     Except as set forth on Schedule 4.12 or to the extent expressly disclosed in the SEC Filings there are no Proceedings pending or, to the Knowledge of the Company, threatened against or involving the Company or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Company or any Subsidiary) that are reasonably likely to have a Material Adverse Effect. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages in connection with this Agreement or the transactions contemplated hereby.

     4.13 Employee Benefit Plans and Other Agreements.

          (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.13 contains a complete list of (i) Employee Plans which cover present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities);
(ii) Employee Plans which cover or have covered present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) with respect to which any unsatisfied liability exists; and (iii) Pension Plans covered by Title IV of ERISA or Multiemployer Plans which cover or have covered within the past five (5) years present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities).

          (b) Employee Plans. Except as set forth in Schedule 4.13, the Company represents and warrants with respect to the Employee Plans listed on Schedule
4.13 as follows:

               (i) Pension Plans.

                    (A) To the Knowledge of the Company in reliance on its enrolled actuary, the funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                    (B) Neither the Company nor any ERISA Affiliate is required to provide security to any Company Pension Plan under Section 401(a)(29) of the Code.

                    (C) The form of each Pension Plan and each related trust agreement, annuity contract, or other funding instrument that is intended to be qualified is qualified in form and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been determined by the Internal Revenue Service (the "IRS") to be so qualified in form from its adoption date if such a determination is required.

                    (D) Each Company Pension Plan and each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code, except where such noncompliance has been corrected pursuant to the terms of or in a manner consistent with the principles under the IRS Employee Plans Compliance Resolution System, or is not reasonably likely to have a Material Adverse Effect.

                    (E) The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan for which the Company or any ERISA Affiliate has any unsatisfied liability. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. To the Knowledge of the Company, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Company nor any ERISA Affiliate has any unsatisfied liability because the Company or any ERISA Affiliate, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or
          (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

               (ii) Multiemployer Plans. Neither the Company nor any ERISA Affiliate has, at any time within the last 72 months, maintained, contributed to or been obligated to maintain or contribute to, or withdrawn from, a Multiemployer Plan.

               (iii) Welfare Plans.

                    (A) Each Welfare Plan presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                    (B) Except as disclosed on Schedule 4.13, none of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

               (iv) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

               (v) Fiduciary Duties and Prohibited Transactions. Neither the Company, or to the Knowledge of the Company, any plan fiduciary of any Welfare Plan or Pension Plan, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not, to the Knowledge of the Company, knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has not been assessed any civil penalty under
          Section 502(l) of ERISA.

               (vi) Validity and Enforceability. Each employee welfare benefit plan, related trust agreement, annuity contract or other funding instrument is legally valid and binding and in full force and effect.

               (vii) No Amendments. Except as disclosed in Schedule 4.13, neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) or to amend or modify any existing Employee Plan.

               (viii) No Other Material Liability. To the Knowledge of the Company, no event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any Person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

               (ix) Unpaid Contributions. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Multiemployer Plan.

               (x) No Acceleration or Creation of Rights. Except as disclosed on
          Schedule 4.13, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan.

     4.14 Taxes.

     Since September 30, 2002, except as expressly disclosed in the SEC Filings, or as set forth in Schedule 4.14:

          (a) The Company and each of its Subsidiaries (hereinafter sometimes referred to collectively as the "Taxpayers" or individually as a "Taxpayer") have timely filed with the appropriate Tax authorities all Tax Returns required to be filed by each of them, and such Tax Returns are true, complete, and correct in all material respects.

          (b) The Taxpayers have duly paid in full all material Taxes that are payable by each such Taxpayer on or prior to the Closing Date, and have accrued Taxes for any period that begins prior to the Closing Date and ends after the Closing Date in the Taxpayers' financial records and in the financial statements contained in the SEC Filings to the extent that such Taxes are not required to be paid on or prior to the Closing Date.

          (c) There is no audit or other matter in controversy with respect to any Taxes due and owing by any Taxpayer, and there is no Tax deficiency or claim assessed or, to the Knowledge of the Company, proposed or threatened in writing against any Taxpayer, other than in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith and, if the amount in controversy exceeds $100,000, are disclosed in
Schedule 4.14.

          (d) The Taxpayers each have withheld all material Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

          (e) None of the Taxpayers (i) has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency of Tax the liability of which has been satisfied or settled or has expired, (ii) has filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations, or (iii) except as set forth in Schedule 4.14, has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Internal Revenue Code under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, successor or by contract other than with respect to the other Taxpayers.

          (f) No claim has been made in any taxable year which remains open by an authority in a jurisdiction where a Taxpayer does not file Tax Returns that such Taxpayer is or may be subject to taxation by that jurisdiction.

          (g) None of the Taxpayers has agreed to or is required to make any adjustment pursuant to Internal Revenue Code Section 481(a) by reason of a change in accounting method initiated by such Taxpayer, and to the Knowledge of the Company, the IRS has not proposed any such adjustment or change in accounting method.

          (h) Except as set forth in Schedule 4.14, none of the Taxpayers has any obligation under any Tax allocation or sharing agreement, and after the Closing Date, no Taxpayer shall be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to and including the Closing Date.

          (i) Except as set forth on Schedule 4.14, none of the Taxpayers (i) has made any payments, (ii) is obligated to make any payments (whether as a result of the transactions contemplated hereby or otherwise), and (iii) is a party to any agreement as of the Closing Date that could obligate it to make any payments, in each case, that will not be deductible under Internal Revenue Code
Section 280G.

     4.15 Environmental Matters.

          (a) Except as disclosed in Schedule 4.15 or the SEC Filings, the Company and its Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased or otherwise operated by any of them.

          (b) Except as set forth on Schedule 4.15 or the SEC Filings, the Company and its Subsidiaries have not received any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any material Environmental Condition.

          (c) Except as disclosed in Schedule 4.15 or the SEC Filings, to the Knowledge of the Company, Hazardous Materials have not been transported, disposed of or otherwise Released, to or at any real property presently owned or leased by the Company or any of its Subsidiaries, or any other location, which Hazardous Materials are reasonably expected to (i) give rise to any material liability of the Company or any Subsidiary under any applicable Environmental Law, or (ii) interfere in any material respect with the Company's or any Subsidiary's continued operations.

          (d) Except as disclosed in Schedule 4.15 or the SEC Filings, neither the Company nor any of its Subsidiaries is charged or, to the Knowledge of the Company, threatened with, or, to the Knowledge of the Company, under investigation with respect to, any material violation of any applicable Environmental Law relating to any material aspect of the business of the Company or any Subsidiary.

     4.16 Insurance.

     Schedule 4.16 sets forth a list all insurance policies held by, or for the benefit of, the Company and its Subsidiaries as of the date hereof, and further sets forth the name of the insurer, type of coverage, policy limits and deductibles and additional insureds, if any, and the annual premium for each such policy. Each of the Company and its Subsidiaries carry insurance with reputable insurers (except as to self-insurance) with respect to each of their respective properties and business, in such amounts and against such risks as is customarily maintained by other entities of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any insurance policies or binders set forth on Schedule 4.16.

     4.17 Title to Assets.

     Except for Permitted Encumbrances and except as set forth on Schedule 4.17, the Company and its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all tangible assets material to their business as currently conducted, and valid ownership or licensing rights to all intangible assets material to their businesses as currently conducted. Except for Permitted Encumbrances and as set forth on Schedule 4.17, none of the material assets is subject to any Encumbrance, except for Encumbrances which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of the Company and its Subsidiaries, taken as a whole, or materially interfere with the present use of such property or assets (taken as a whole). All such material leases are valid, binding and enforceable with respect to the Company and its Subsidiaries, to the extent each is a party thereto, in accordance with their terms (except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally, and (ii) general equitable principles) and are in full force and effect; no event of default has occurred which constitutes a material default thereunder on the part of the Company or any Subsidiary and to the Knowledge of the Company, no event has occurred which constitutes a material default thereunder by any other party.

     4.18 Condition of Tangible Assets.

     The Facilities of the Company and its Subsidiaries and the Fixtures and Equipment taken as a whole are in a condition reasonably sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted.

     4.19 Labor Matters.

     Except for the Collective Bargaining Agreement with the Kitty Hawk Pilots Association International dated October 17, 2003, and as otherwise described in the SEC Filings, neither the Company nor any of its Subsidiaries is a party to any collective bargaining or similar agreement with any labor union, collective bargaining unit or similar organization. There is no material unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any of its Subsidiaries. There is no labor strike or labor disturbance pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no material grievance currently being asserted against the Company or its Subsidiaries and neither the Company nor any Subsidiary has experienced since December 31, 2004, the assertion of a material grievance, a work stoppage or other labor difficulty.

     4.20 Intellectual Property.

          (a) The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, tradenames, software, other intellectual property used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations contained in the agreements governing the use of the same and, except with respect to software other than "shrink-wrap" or "off-the-shelf" software, as set forth on Schedule
4.20. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated hereunder, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder. The Company and its Subsidiaries are in compliance in all material respects with the material licenses and agreements with respect to their Proprietary Rights.

          (b) The Proprietary Rights constitute all material intellectual property rights necessary to conduct the business as presently conducted. To the Knowledge of the Company, the use by the Company and its Subsidiaries of the Proprietary Rights does not infringe in any material respect on the intellectual property or other Proprietary Rights of any other Person, and, to the Knowledge of the Company, no other Person is infringing, in any material respects, on the Proprietary Rights.

     4.21 No Brokers.

     Except as described on Schedule 4.21 hereof, the Company has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from the Company in connection with such transactions.

     4.22 Contracts; No Defaults.

          (a) Schedule 4.22(a) contains a complete and accurate list of all contracts and arrangements described below in clauses (i) through (ix) below to which the Company or any Subsidiary of the Company is a party ("Contracts"), excluding those Contracts expressly described in the SEC Filings:

               (i) each contract or arrangement currently in effect involving performance of services or delivery of goods or materials by the Company or any of its Subsidiaries of an amount or value in any fiscal year in excess of $5,000,000;

               (ii) each note, debenture, other evidence of indebtedness, loan, or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing entered into by the Company or any of its Subsidiaries evidencing indebtedness in excess of $5,000,000, individually or in the aggregate;

               (iii) each lease, rental agreement, installment and conditional sale agreement, and other contract or arrangement affecting the ownership of, leasing of, or any leasehold or other interest in, any real or personal property and involving payments in any fiscal year in excess of $5,000,000;

               (iv) each licensing agreement or other agreement with respect to any material Proprietary Rights;

               (v) each collective bargaining agreement or other agreement to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

               (vi) each joint venture agreement, partnership agreement, or limited liability company agreement or other agreement (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person;

               (vii) each agreement that commits capital expenditures after the date hereof in an amount in excess of $5,000,000;

               (viii) each written warranty, guaranty or other similar undertaking with respect to contractual performance of a third person extended by the Company or any of its Subsidiaries other than in the ordinary course of business; and

               (ix) each contract containing covenants which in any way purport to limit the freedom of the Company or any of its Subsidiaries to compete with any Person.

          (b) Except as set forth on Schedule 4.22(b), each of the Contracts listed on Schedule 4.22(a): (i) is in full force and effect, (ii) represents legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and is enforceable against the Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and general equitable principles), and (iii) to the Knowledge of the Company, represent legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and general equitable principles). Except as set forth on Schedule 4.22(b), and to the Knowledge of the Company, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material default under such Contracts.

          (c) Except as set forth on Schedule 4.22(c), there are no renegotiations of, or, to the Knowledge of the Company, threats to renegotiate any material amounts paid or payable to the Company or any of its Subsidiaries under the Contracts, with any Person having the contractual right to demand or require such renegotiation.

          (d) Except as specifically noted on Schedule 4.6, no notice, consent or approval of any party to any Contract is required in connection with the transactions contemplated hereby.

          (e) Except as set forth on Schedule 4.22(e), to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has committed any act or omission which would result in, and there has been no occurrence which would give rise to, any material product liability or liability for breach of warranty on the part of the Company or any of its Subsidiaries not fully covered by the Company's insurance, other than liabilities the claims relating to which have been barred by the applicable statute of limitations.

     4.23 Customers.

     Except as disclosed in Schedule 4.23, neither the Company nor any Subsidiary has received any actual notice that any of its top ten (10) customers has ceased, or intends to cease, to use its services, or has substantially reduced, or intends to substantially reduce, the use of such services at any time.

     4.24 Affiliated Transactions.

     Other than this Agreement, except as set forth in Schedule 4.24, or to the extent disclosed in the SEC Filings filed, and except for payments under an individual's compensation or other benefit arrangements with the Company or any of its Subsidiaries and reimbursement of expenses in the ordinary course of employment, none of the officers, directors or other Affiliates of the Company or any of its Subsidiaries or members of their families is, or at any time in the last three (3) years has been, a party to any agreement, indebtedness or transaction with the Company or any of its Subsidiaries or is directly or indirectly interested in any Contract with, or received payments from, the Company or any of its Subsidiaries other than (i) ordinary course employment arrangements between the Company and its Subsidiaries and their respective employees, (ii) payment of customary directors fees to directors of the Company (and reimbursement of related expenses) and (iii) transactions between or among the Company and its Subsidiaries. Except as set forth on Schedule 4.24 or as set forth in the SEC Filings, neither the Company nor any of its Subsidiaries has guaranteed or assumed any obligations of their respective officers, directors or other Affiliates or members of any of their families.

     4.25 Real Property.

     Except as listed on Schedule 4.25, the Company and its subsidiaries have no Owned Real Property, the Company and its Subsidiaries have no Owned Real Property. Schedule 4.25 lists the address of all real property occupied by the Company or any of its Subsidiaries.

     4.26 Reporting Status; Eligibility to Use Form S-3.

     The Common Stock is registered under Section 12g of the Exchange Act. The Company currently meets the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities (as defined in the Registration Rights Agreement), and has no Knowledge of any facts or circumstances which are reasonably likely to change its compliance with such requirements or eligibility to use Form S-3.

     4.27 Representations Complete.

     The representations and warranties made by the Company in this Agreement, and the statements made in any certificates furnished by the Company pursuant to this Agreement, taken as a whole, do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, taken as a whole, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

     5.1 Standing of Purchaser.

     If such Purchaser is an entity, such Purchaser is duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, and all other jurisdictions in which it is required to so qualify.

     5.2 Due Authorization.

     Such Purchaser has full corporate, partnership, trust, or other applicable power and authority to enter into this Agreement, the Registration Rights Agreement, and the Standstill Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Purchaser and constitutes, the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes, and the Standstill Agreement has been duly executed and delivered by such Purchaser and constitutes, a valid and legally binding obligation of such Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) laws and judicial decisions regarding indemnification for violations of federal securities laws).

     5.3 No Conflict.

     The execution and delivery by such Purchaser of this Agreement and the Registration Rights Agreement and the performance by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the agreement of any governing agreement of such Purchaser, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any material bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of such Purchaser, or (iv) violate in any material respect any Applicable Law binding upon such Purchaser, except, in the case of clauses (ii), (iii), and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, materially and adversely affect the ability of such Purchaser to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, the Purchaser represents and warrants to the Company that the execution and delivery by such Purchaser of this Agreement and the Registration Rights Agreement and the performance by it of the transactions contemplated hereby and thereby do not and will not violate any rule or regulation of the National Association of Securities Dealers applicable to such Purchaser.

     5.4 Consents and Approvals.

     No consent, approval, order or authorization of, or declaration, filing or registration with, any Government Entity or third party is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement and the Registration Rights Agreement or the consummation of the transaction contemplated hereby and thereby other than (i) any filings required under
Section 13 of the Exchange Act and Rule 13d-1 under the Exchange Act and (ii) such consents, approvals, orders or authorization which, if not made, would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

     5.5 Purchase for Investment.

          (a) Such Purchaser has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Preferred Shares and the Warrants pursuant hereto, and such Purchaser has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Preferred Shares and the Warrants.

          (b) Such Purchaser is acquiring the Preferred Shares and Warrants solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and such Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, transfer of pledge to such Person or anyone else any Preferred Shares or Warrants; and such Purchaser has no present plans or intentions to enter into any such contract, undertaking or arrangement.

          (c) Such Purchaser acknowledges and understands that (i) no registration statement relating to the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares has been filed with the Commission under the Securities Act or pursuant to the securities laws of any state; (ii) the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the respective Preferred Shares will include a legend thereon that refers to the foregoing; and
(iv) the Company has no obligation or intention to register the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares under any federal or state securities act or law, except as provided in the Registration Rights Agreement.

          (d) Such Purchaser (i) is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Preferred Shares and the Warrants and to protect its own interest in connection with an investment in the Preferred Shares and the Warrants; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Preferred Shares and the Warrants to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Preferred Shares and the Warrants for an indefinite period of time.

          (e) Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Such Purchaser is not an affiliate of a broker-dealer, or if such Purchaser is an affiliate of a broker-dealer, such Purchaser has no agreement or understanding, directly or indirectly, with any Person to distribute any of the Preferred Shares, Warrants, Conversion Shares or Warrant Shares.

     5.6 Short Sales and Hedging Transactions; Regulation M.

     Such Purchaser represents that, within the six month period prior to the Closing Date, it has not directly or indirectly, executed or effected or caused to be executed or effected any short sale, option or equity swap transactions in or with respect to the Preferred Shares, the Warrants, the Conversion Shares, the Warrant Shares or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares by such Purchaser. Such Purchaser has complied at all times with the provisions of Regulation M promulgated under the Securities Act as applicable to the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares.

     5.7 No Legal, Tax or Investment Advice.

     Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Preferred Shares or the Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares or the Warrants.

     5.8 No Brokers.

     Purchaser has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

                                   ARTICLE VI.
                                    COVENANTS

     6.1 Continuing Operations.

     From the date of this Agreement to the earlier of (i) the Closing Date and
(ii) the termination of this Agreement in accordance with Section 9.1 (the "Interim Period"), the Company and its Subsidiaries shall conduct their businesses in the ordinary and usual course consistent with past practices, and, except as set forth on Schedule 6.2 or as contemplated by this Agreement, neither the Company nor any Subsidiary shall, without the prior consent of
Purchasers:

          (a) make any loans or advances to any Person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries conducted in the ordinary and usual course of business;

          (b) sell, lease, transfer or otherwise dispose of, all or substantially all of the assets of the Company or its Subsidiaries, taken as a whole (other than the sale of inventory in the ordinary course), or any equity securities of the Company or its Subsidiaries (other than the issuance of shares of Common Stock upon exercise of Awards currently outstanding);

          (c) enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement or any material Benefit Arrangement; approve or implement any employment severance arrangements (other than payments made under the Company's existing severance policy in accordance with past practice) or hire or discharge any executive officers; authorize or enter into any employment, severance, consulting services or other agreement with any directors, officers and executive management personnel or any of their Affiliates; or change the compensation or benefits provided to any director, officer, or employee as of October 1, 2005, other than arrangements previously disclosed to Purchaser (other than ordinary course changes in base compensation which in the aggregate is not material);

          (d) enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with cash management of the Company or in the ordinary course of business;

          (e) issue any shares of capital stock (other than shares of Common Stock issuable upon exercise of currently outstanding Awards);

          (f) declare or pay dividends on, or make any other distribution in respect of, any outstanding shares of the Company's capital stock or repurchase, redeem or otherwise retire for value any shares of its capital stock, other than shares of Common Stock acquired in connection with the cashless exercise of Awards; or

          (g) enter into a binding agreement to do any of the foregoing.

     6.2 Press Releases.

     Except as may be required by Applicable Law or by the rules, regulations or published policies of the securities exchange on which the Company is listed, neither Purchasers nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld under the circumstances).

     6.3 Notification of Certain Matters.

     During the Interim Period, subject to compliance with Applicable Laws and exchange rules, the Company shall give prompt notice to the Purchasers, and the Purchasers shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Company or the Purchasers, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all commercially reasonable efforts to remedy such failure.

     6.4 Financial Statements, Reports, Etc.

     The Company shall furnish to each Purchaser:

     (a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year and the related consolidated statements of income for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

     (b) within forty five (45) days after the end of each fiscal quarter in each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter;

     (c) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
Section 4.12 of this Agreement that could materially adversely affect the Company or any of its subsidiaries, if any;

     (d) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

     (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Purchaser reasonably may request.

     Notwithstanding this Section 6.4, so long as the Company is required to make filings pursuant to the Exchange Act and makes such filings in a timely manner, the Company shall be deemed to have furnished to the Purchasers the financial statements and other reports required by this Section 6.4.

     6.5 Use of Proceeds.

     The Company shall use the proceeds from the sale of the Preferred Shares and Warrant Shares solely for working capital and general corporate purposes.

     6.6 Continued Eligibility to Use Form S-3.

     Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the reporting requirements of the Exchange

Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonably necessary action to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 to enable the registration of the Registrable Securities (as defined in the Registration Rights Agreement), provided that the Company shall not obligated to continue to meet the Form S-3 eligibility requirements if the Purchasers, or the relationship among the Purchasers and their affiliates, causes the Company to fail meet such eligibility requirements.

     6.7 Listing.

     So long as any Preferred Shares or Warrants remain outstanding, the Company shall use its best efforts to ensure that the Common Stock continues to be listed for trading on a national securities exchange.

     6.8 Transfer Restrictions.

          (a) Each Purchaser agrees that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares in violation of this Section 6.8 shall be void. The Company shall not register any transfer of the Preferred Shares, the Warrants, the Conversion Shares, or the Warrant Shares in violation of this Section 6.8.

          (b) Unless the Company sells all or substantially all of its assets, mergers, consolidates with or into another Person, enters into, effects or announces any similar transaction, enters into any agreement to effect such transaction, effects any liquidation, dissolution or winding-up of the Company, reclassifies any shares of Common Stock, or enters into any agreement or consummates any transaction that would constitute a change of control, the Purchasers shall not sell, assign, convey or otherwise transfer the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares prior to the earlier of (i) the Effectiveness Date and (ii) the date 120 days following the Closing Date.

     6.9 Short Sales and Hedging Transactions; Regulation M.

          (a) Each Purchaser agrees that, until the Effectiveness Date, it will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Preferred Shares, the Warrants, the Conversion Shares, the Warrant Shares or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares by such Purchaser.

          (b) Each Purchaser agrees that, for so long as such Purchaser holds Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares, it will comply with the provisions of Regulation M promulgated under the Securities Act as applicable to the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares.

     6.10 Legend.

          (a) The Purchaser agrees to the placement on certificates representing Preferred Shares, the Conversion Shares and the Warrant Shares a legend (the "Private Placement Legend") substantially as set forth below:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2005, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

          (b) The Private Placement Legend shall be removed from any such certificate if (i) the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act, (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration and prospectus delivery requirements of the Securities Act, or
(iii) the securities represented thereby may be resold pursuant to Rule 144(k) promulgated under the Securities Act. Other than as required by Section 151(f) of the Delaware General Corporation Law, no other legends shall be placed on such certificates, without the consent of the Purchasers. Notwithstanding the foregoing, after the Effectiveness Date, the second paragraph of the Private Placement Legend shall be removed or deleted from any certificate at the request of the rightful holder of such certificate.

     6.11 Confidentiality.

          (a) Without limiting the Purchasers' obligations under any Confidentiality Agreement with Company, each of the Purchasers agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to keep confidential any confidential non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement; provided that nothing herein shall limit the disclosure of such information (i) after such information shall have become public other than through a violation of this Section 6.11, (ii) to the extent required pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or otherwise in connection with any judicial or administrative proceeding (including, without limitation, in response to oral questions, interrogatories or requests for information or documents), (iii) to counsel, auditors, accountants or other representative for any of the Purchasers, (iv) to a Subsidiary, Affiliate, partner, director, officer or employee of such Purchaser provided that such parties have a need to know such information and are bound by provisions to maintain the confidentiality of such information as least as restrictive as this Section 6.11, or (v) to the extent such information has been independently developed by such Purchasers or its representative. Purchasers shall bear the burden of demonstrating the applicability of any of the exceptions set forth in clauses (i) - (v) of the previous sentence.

          (b) Unless specifically prohibited by applicable law or court order, each of the Purchasers shall, to the extent practical, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof or pursuant to legal process, and shall consult with the Company on the advisability of the Company (at the Company's request) taking legally available steps to resist or narrow any such request. Such Purchaser shall be entitled to reimbursement from the Company for expenses incurred by it, including the fees and expense of counsel, in connection with any action taken pursuant to this Section 6.11.

     6.12 Issuance of Warrants.

     At the Closing, the Company shall issue to each Purchaser a warrant, substantially in the form attached as Exhibit E (the "Warrants"), to purchase that number of shares of Common Stock equal to twenty percent (20%) of the number of shares of Common Stock that the amount invested by such Purchaser would buy at $0.82 per share. Such Warrants shall expire on the fifth anniversary of the Closing Date.

                                  ARTICLE VII.
                              CONDITIONS TO CLOSING

     7.1 Condition to Each Party's Obligations.

     Neither party shall be obligated to consummate the transactions contemplated hereby, if on or prior to the Closing Date, there shall (i) be any injunction or court order restraining consummation of the transactions contemplated hereunder; (ii) be any pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder, or (iii) have been adopted any law or regulation making all or any portion of the transactions contemplated hereunder illegal.

     7.2 Conditions to the Company's Obligations.

     The obligations of the Company to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on the Closing Date, of each of the following conditions:

          (a) Representations, Warranties and Covenants. Each representation and warranty of the Purchasers contained in this Agreement shall be true and correct in all material respects (unless such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) (i) on the date hereof and (ii) at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date. The Purchasers shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the Company a certificate (signed by each Purchaser or, if an entity, an officer, managing member or general partner of such Purchaser, as appropriate) to the foregoing effect.

          (b) Consents. All consents, approvals, Permits and waivers from Governmental Entities and other parties required to be obtained in connection with the consummation of the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect.

          (c) Certificates. Each Purchaser will furnish the Company with such certificates (signed by each Purchaser or, if an entity, an officer, managing member or general partner of such Purchaser, as appropriate) to evidence compliance with the conditions set forth in this ARTICLE VII as may be reasonably requested by the Company.

          (d) Standstill Agreement. The Purchasers shall have executed and delivered to the Company the Standstill Agreement.

     7.3 Conditions to the Purchasers' Obligations.

     The obligation of the Purchasers to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on the Closing Date of each of the following conditions:

          (a) Representations, Warranties and Covenants. Each representation and warranty of the Company contained in this Agreement shall be true and correct in all material respects (unless such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) (i) on the date hereof and (ii) at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date. The Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to the Purchasers a certificate (signed by the President and Chief Executive Officer of the Company) to the foregoing effect.

          (b) Consents. All consents, approvals, Permits and waivers from Governmental Entities and other parties required to be obtained in connection with the consummation of the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect.

          (c) Opinions of Counsel. The Company shall have delivered to the Purchasers the opinions of Haynes and Boone, LLP, counsel for the Company, with respect to the matters set forth in Exhibit F.

          (d) Certificates. The Company shall furnish the Purchasers with such certificates of the Chief Executive Officer and the Secretary of the Company and others to evidence compliance with the conditions set forth in this ARTICLE VII as may be reasonably requested by the Purchasers.

          (e) No Adverse Changes. Since the date of this Agreement, there shall not have occurred any Material Adverse Change.

          (f) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (g) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

               (i) (A) the Certificate of Good Standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

               (ii) a certificate of the Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Standstill Agreement, the Amendment No. 1 to Rights Agreement, the issuance, sale and delivery of the Preferred Shares and the Warrants and the reservation, issuance and delivery of the Conversion Shares and the Warrant Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (C) the incumbency and specimen signature of each officer of the Company executing any of this Agreement, the Registration Rights Agreement, the Standstill Agreement, the Amendment No. 1 to Rights Agreement and the Warrants, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

          (h) Certificate of Designations. The Company shall have filed with the Secretary of State of Delaware, and delivered to the Purchasers, the Preferred Stock Certificate of Designations and it shall have become effective.

          (i) Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

          (j) Amendment No. 1 to Rights Agreement. The Company and American Stock Transfer & Trust Company shall have executed and delivered to the Purchasers the Amendment No. 1 to Rights Agreement.

          (k) Warrants. The Company shall have executed and delivered to the Purchasers the Warrants.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

     8.1 Survival of Representations, Etc.

     The representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing for a period of 30 days after the Company's delivery to the Purchasers of the audited financial statement for the Company and its Subsidiaries for fiscal year ended December 31, 2006; provided, however, that termination of the survival period of any representation or warranty shall not relieve any party of liability for any breach of any representation or warranty as to which a claim has been asserted prior to such date of termination. Notwithstanding the foregoing, the covenants of the Purchasers set forth in Sections 6.8 and 6.9(b) shall survive with respect to each Purchaser for so long as such Purchaser holds Preferred Shares, the Warrants, Conversion Shares or Warrant Shares.

     8.2 Indemnification by the Company.

     The Company shall indemnify and hold harmless each of the Purchasers and their respective Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified Parties") from and against any and all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action, and expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), arising by reason of or resulting from (a) any breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement, or in any certificate, instrument or document contemplated hereby or thereby, or (b) any cause of action, suit or claim brought against or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement, the Warrants, the Registration Rights Agreement, the Standstill Agreement or the Amendment No. 1 to Rights Agreement by the Company.

     8.3 Indemnification by the Purchasers.

     Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and its Affiliates, directors, officers, advisors, agents and employees (the "Company Indemnified Parties" and, together with the Purchasers Indemnified Parties, the "Indemnified Parties") from and against any and all Losses arising by reason of or resulting from any material breach of any warranty, representation, covenant or agreement of such Purchaser contained in this Agreement or in any certificate delivered pursuant thereto.

     8.4 Limitation on Indemnities.

     No claim may be made against an indemnifying party for indemnification pursuant to either Section 8.2 or Section 8.3 until the aggregate dollar amount of all Losses indemnifiable pursuant to such section exceeds $250,000; provided, however, that thereupon the Company shall become obligated to indemnify the Purchaser Indemnified Parties for the full amount of all Losses. The aggregate amount of all Losses for which any indemnifying party and its Affiliates, collectively, shall be required to indemnify the indemnified parties hereunder, in aggregate, pursuant to this ARTICLE VIII shall not exceed $6,000,000.

     8.5 Defense of Claims.

     If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this ARTICLE VIII. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.

     8.6 Sole and Exclusive Remedy.

     Subject to Section 9.4 and except in the case of fraud, the sole and exclusive remedy for breach of the representations, warranties, covenants and agreements in this Agreement shall be restricted to the indemnification rights set forth in this ARTICLE VIII.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1 Termination.

     Prior to the Closing, this Agreement may be terminated:

          (a) by mutual written consent of the Company and the Purchasers;

          (b) by the Purchasers or the Company if the Closing shall not have occurred on or before December 31, 2005; provided however, that this provision shall not be available to the Purchaser if the Company has the right to terminate this Agreement under Section 9.1(d), and this provision shall not be available to the Company if Purchaser has the right to terminate this Agreement under Section 9.1(c);

          (c) by the Purchasers, if there is a material breach of any representation or warranty set forth in ARTICLE IV hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement, and the Company has not cured such breach in all material respects within 10 days following receipt of notice from the Purchasers thereof (or if such breach is not capable of being cured in all material respects within such period, then initiated in good faith a reasonable cure therefor); or

          (d) by the Company, if there is a material breach of any representation or warranty set forth in ARTICLE V hereof or of any covenant or agreement to be complied with or performed by the Purchasers pursuant to the terms of this Agreement, and the breaching Purchasers have not cured such breach in all material respects within 10 days following receipt of notice from the Company thereof (or if such breach is not capable of being cured in all material respects within such period, then initiated in good faith a reasonable cure therefor).

     9.2 In the Event of Termination.

     In the event of termination of this Agreement, no party hereto shall have any liability or further obligation to any other party under this Agreement (other than the obligations of the parties pursuant to Section 9.3), provided that no such termination shall relieve any party from liability relating to breach of this Agreement occurring prior to such termination.

     9.3 Expenses.

     Each party shall be responsible for the payment of all expenses incurred by it in connection with the transactions contemplated hereby, regardless of whether such transactions close except that in the case of a termination pursuant to Section 9.1(c) or Section 9.1(d), the breaching party shall reimburse all non-breaching parties for all expenses incurred in connection with this Agreement by such non-breaching party or parties. Notwithstanding the foregoing, the Company shall reimburse the fees of counsel incurred by Lloyd I. Miller, III in connection with the transactions contemplated hereby up to a maximum aggregate amount of $18,000.

     9.4 Injunctive Relief.

     The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, without the need to post a bond or other security, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     9.5 Assignment.

     Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchasers or by any Purchaser, without the consent of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

     9.6 Notices.

     Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:

     If to the Company:

          Kitty Hawk, Inc.
          1515 West 20th Street

          P. O. Box 612787
          DFW International Airport, Texas 75261
          Telephone: (972) 456-2200
          Facsimile: (972) 456-2249
          Attn: Steven E. Markhoff, Esq.

     With a copy to:

          Haynes and Boone, LLP
          901 Main Street
          Dallas, Texas 75214
          Telephone: (214) 651-5000
          Facsimile: (214) 200-0428
          Attn: Garrett A. DeVries, Esq.

     If to any Purchaser, to the address set forth opposite such Purchaser's name on the signature page hereto.

     With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          695 Town Center Drive, 17th Floor
          Costa Mesa, California 92626
          Telephone: (714) 668-6200
          Facsimile: (714) 979-1921
          Attn: Peter J. Tennyson

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     9.7 Choice of Law.

     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     9.8 Entire Agreement; Amendments and Waivers.

     This Agreement, including all schedules attached hereto, the exhibits attached hereto, the Confidentiality Agreement between each Purchaser and the Company, the Registration Rights Agreement, the Standstill Agreement, the Preferred Stock Certificate of Designations and the Warrants, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchasers. Capitalized terms used in the Schedules but not defined therein shall have the respective meanings ascribed to such terms in this Agreement. Any item disclosed in one Schedule shall be deemed to have been disclosed in all other Schedules.

     9.9 Acknowledgment.

     Each Purchaser hereby acknowledges that B. Riley & Co., Inc. (a) is going to receive a fee in the amount of five percent (5%) of the aggregate purchase price paid by the Purchasers for the Preferred Shares hereunder, such fee to be paid by the Company in cash at the Closing, and (b) is affiliated with SACC Partners LP, one of the Purchasers, and has client relationships with, and has acted as financial advisor to, SAAC Partners LP and certain of the other Purchasers in transactions other than transaction contemplated by this Agreement. Each Purchaser hereby agrees to (a) and (b) above and waives any and all conflict of interest claims such Purchaser may have with respect thereto. The Company acknowledges the affiliate and client relationships of B. Riley & Co., Inc., and hereby waives any claim that B. Riley & Co., Inc. has a conflict of interest or has failed to protect or consider the Company's interest in connection with the transactions contemplated herein.

     9.10 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.11 Invalidity.

     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.12 Headings.

     The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        KITTY HAWK, INC.


                                        By: /s/ Robert W. Zoller, Jr.
                                            ------------------------------------
                                        Name: Robert W. Zoller, Jr.
                                        Title: President and
                                               Chief Executive Officer

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        LLOYD I. MILLER, III


                                        /s/ Lloyd I. Miller, III
                                        ----------------------------------------
                                        Lloyd I. Miller, III

                                        Address: 4550 Gordon Drive
                                                 Naples, Florida 34102

                                        Telephone: 239-263-8860
                                        Facsimile: 239-262-8025
                                        Attention: Lloyd I. Miller, III


                                        MILFAM II L.P.,
                                        a Georgia limited partnership

                                        By:  Milfam LLC, an Ohio limited
                                             liability company,
                                             as general partner


                                        By: /s/ Lloyd I. Miller, III
                                            ------------------------------------
                                            Lloyd I. Miller, III,
                                            Managing Member

                                        Address: 4550 Gordon Drive
                                                 Naples, Florida 34102

                                        Telephone: 239-263-8860
                                        Facsimile: 239-262-8025
                                        Attention: Lloyd I. Miller, III

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        BONANZA MASTER FUND, LTD.

                                        By: Bonanza Capital, Ltd., a Texas
                                            limited partnership, as its general
                                            partner

                                        By: Bonanza Fund Management, Inc., a
                                            Texas corporation, as its general
                                            partner


                                        By: /s/ Bernay Box
                                            ------------------------------------
                                            Bernay Box, President

                                        Address: 300 Crescent Court
                                                 Suite 1740
                                                 Dallas, Texas 75201

                                        Telephone: 214-987-4962
                                        Facsimile: 214-987-4342
                                        Attention: Bernay Box

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        POTOMAC CAPITAL PARTNERS, L.P.,
                                        a Delaware limited partnership

                                        By: Potomac Capital Management,
                                            General Partner


                                        By: /s/ Paul J. Solit
                                            ------------------------------------
                                            Paul J. Solit, Managing Member

                                        Address: c/o Potomac Capital Management
                                                 825 Third Avenue
                                                 33rd Floor
                                                 New York, New York 10022

                                        Telephone: 212-521-5115
                                        Facsimile: 212-521-5116
                                        Attention: Paul J. Solit


                                        PLEIADES INVESTMENT PARTNERS-R, LP,
                                        a Delaware limited partnership

                                        By: Potomac Capital Management,
                                            General Partner


                                        By: /s/ Paul J. Solit
                                            ------------------------------------
                                            Paul J. Solit, Managing Member

              (Signature Page to the Securites Purchase Agreement)

                                        Address: c/o Potomac Capital Management
                                                 825 Third Avenue
                                                 33rd Floor
                                                 New York, New York 10022

                                        Telephone: 212-521-5115
                                        Facsimile: 212-521-5116
                                        Attention: Paul J. Solit


                                        POTOMAC CAPITAL INTERNATIONAL LTD.,
                                        a British Virgin Islands corporation


                                        By: /s/ Paul J. Solit
                                            ------------------------------------
                                            Paul J. Solit, Managing Member

                                        Address: c/o Potomac Capital Management
                                                 825 Third Avenue
                                                 33rd Floor
                                                 New York, New York 10022

                                        Telephone: 212-521-5115
                                        Facsimile: 212-521-5116
                                        Attention: Paul J. Solit

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        SACC PARTNERS, L.P.,
                                        a Delaware limited partnership


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, Managing Partner

                                        By: Riley Investment Management, Inc.,
                                            Investment Advisor


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, President

                                        Address: 11100 Santa Monica
                                                 Suite 800
                                                 Los Angeles, California 90025

                                        Telephone: 310-966-1444
                                        Facsimile: 310-966-1448
                                        Attention: Bryant Riley


                                        B. RILEY & CO. RETIREMENT TRUST
                                        DATED 1/1/99


                                        By: /s/ Bryant Riley
                                            ------------------------------------
                                            Bryant Riley, Trustee

                                        Address: 11100 Santa Monica
                                                 Suite 800
                                                 Los Angeles, California 90025

                                        Telephone: 310-966-1444
                                        Facsimile: 310-966-1448
                                        Attention: Bryant Riley

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        CORKY AND RICK STEINER FAMILY L.P.,
                                        a Delaware limited partnership

                                        By: Richard Steiner, as general partner


                                        By: /s/ Richard Steiner
                                            ------------------------------------
                                            Richard Steiner

                                        Address: 4044 Rose Hill Avenue
                                                 Cincinnati, Ohio 45229

                                        Telephone: 513-281-9989
                                        Facsimile: _____________________________
                                        Attention: Richard Steiner


                                        RICHARD STEINER


                                        /s/ Richard Steiner
                                        ----------------------------------------
                                        Richard Steiner

                                        Address: 4044 Rose Hill Avenue
                                                 Cincinnati, Ohio 45229

                                        Telephone: 513-281-9989
                                        Facsimile: _____________________________
                                        Attention: Richard Steiner

              (Signature Page to the Securites Purchase Agreement)

                                        PHILIP H. STEINER


                                        /s/ Philip H. Steiner
                                        ----------------------------------------
                                        Philip H. Steiner

                                        Address: 4044 Rose Hill Avenue
                                                 Cincinnati, Ohio 45229

                                        Telephone: 513-281-9989
                                        Facsimile: _____________________________
                                        Attention: Richard Steiner

              (Signature Page to the Securites Purchase Agreement)

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written and to be bound hereby.

                                        BLUEGRASS GROWTH FUND, L.P.
                                        a Delaware limited partnership

                                        By: Bluegrass Growth Fund Partners, LLC
                                            General Partner


                                        By: /s/ Brian Shatz
                                            ------------------------------------
                                            Brian Shatz, Managing Member

                                        Address: 122 East 42nd Street
                                                 Suite 2606
                                                 New York, NY 10168

                                        Telephone: 212-682-2392
                                        Facsimile: _____________________________
                                        Attention: Brian Shatz

              (Signature Page to the Securites Purchase Agreement)